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Securities and Exchange Commission
Washington, D.C. 20549

FORM S-8
Registration Statement under
the Securities Act of 1933

Harrah's Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	62-1411755 (I.R.S. Employer Identification No.)

One Harrah's Court Las Vegas, Nevada 89119 (Address of Principal Executive Offices)

Harrah's Entertainment, Inc. 2004 Equity Incentive Award Plan (Full title of the plan)

Scott E. Wiegand Corporate Secretary One Harrah's Court, Las Vegas, NV 89119 (702) 407-6000 (Name, address, including zip code, and telephone number, including area code of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common stock, par value $0.10 per share	6,959,960	$51.96	$361,639,522	$27,979

(1)
Shares to be offered and sold under the Harrah's Entertainment, Inc. 2004 Equity Incentive Award Plan (the "2004 Shares") comprise of: (i) 5,000,000 shares not previously registered; (ii) 1,941,602 shares previously registered for issuance under the Harrah's Entertainment, Inc. 2001 Executive Stock Incentive Plan (the "2001 Plan") on June 26, 2001 (Registration No. 333-63854) and 18,358 shares previously registered for issuance under the Harrah's Entertainment, Inc. 1996 Non-Management Directors Stock Incentive Plan (the "Director Plan" and together with the 2001 Plan, the "Prior Plans") on June 6, 1995 (Registration No. 033-59971), in each case, that may no longer be issued under the Prior Plans and that may be offered and sold under the Harrah's Entertainment, Inc. 2004 Equity Incentive Award Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)
For purposes of computing the registration fee only, pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices reported on the New York Stock Exchange on May 10, 2004.
(3)
In accordance with Rule 457(p) of the Securities Act, the aggregate total dollar amount of the Registration Fee is being offset by the dollar amount of registration fees previously paid in respect of unissued shares previously registered by the Company on Form S-8 Registration Statement File No. 333-63854. The Company has filed a post-effective amendment to its Form S-8 Registration Statement File No. 333-63854 and a post-effective amendment to its Form S-8 Registration Statement File No. 033-59971, to deregister shares of the Company's common stock that are not subject to outstanding option grants under its Prior Plans. The Amount of Registration Fee was calculated as the difference between the aggregate registration fee of $45,820 (calculated based on the number of 2004 Shares) less $17,841 which represents the portion of the registration fee associated with the 1,941,602 deregistered shares that was previously paid in connection with the Form S-8 Registration Statement File No. 333-63854 filed on June 26, 2001.

PART I

INFORMATION REQUIRED IN SECTION 10 (A) PROSPECTUS

        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference

        The Company hereby states that the documents listed in (a) through (c) below are incorporated herein by reference and that all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

  (a)
  The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

  (b)
  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

  (c)
  The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 dated December 13, 1989, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 6.    Indemnification of Directors and Officers

        Section 145 of the General Corporation Law of Delaware empowers a Delaware corporation to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit, or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The General Corporation Law of Delaware also provides that a Delaware corporation may purchase insurance on behalf of any such director, officer, employee or agent.

        Article Tenth of our Certificate of Incorporation provides for indemnification of our officers and directors to the full extent permitted by the Delaware General Corporation Law.

        We have entered into Indemnification Agreements with our directors, executive officers and certain other officers. Generally, the Indemnification Agreements provide that we will indemnify such persons against any and all expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect to such expenses, judgments, fines, penalties or amounts paid in settlement) of any Claim by reason of (or arising in part out of) an Indemnifiable Event. "Claim" is defined as any threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether conducted by us or any other party, that the indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other. "Indemnifiable Event" is defined as any event or occurrence related to the fact that indemnitee is or was our director, officer, employee, trustee, agent or fiduciary, or is or was serving at our request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the indemnitee in any such capacity. Notwithstanding the foregoing, (i) our obligation to indemnify the indemnitee shall be subject to the condition that the reviewing party shall not have determined (in a written opinion, in any case in which special, independent counsel is involved) that the indemnitee would not be permitted to be indemnified under applicable law and (ii) our obligation to make an expense advance shall be subject to the condition that, if, when and to the extent that the reviewing party determines that the indemnitee would not be permitted to be so indemnified under applicable law, we will be entitled to be reimbursed by the indemnitee (who has agreed to reimburse us for any amounts theretofore paid; provided, that if the indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that the indemnitee should be indemnified under applicable law, any determination made by the reviewing party that the indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the indemnitee shall not be required to reimburse us for any expense advance until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed).

        We carry insurance policies which cover our individual directors and officers for legal liability and which would pay on our behalf for expenses of indemnifying directors and officers in accordance with our Certificate of Incorporation.

        Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of our Certificate of Incorporation eliminates the liability of each of our directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law.

Item 8.    Exhibits

Exhibit No.	Description
EX-4.1	Harrah's Entertainment, Inc. 2004 Equity Incentive Award Plan. (Incorporated by reference from the Company's Proxy Statement filed March 7, 2004, Annex B).
*EX-5	Opinion of Latham & Watkins LLP as to the legality of the securities being registered hereby.
*EX-23.1	Consent of Latham & Watkins LLP (included as part of Exhibit 5).
*EX-23.2	Consent of Deloitte & Touche LLP, independent auditors.
*EX-24	Power of Attorney (incorporated into the signature pages hereof).

*
Filed herewith.

Item 9.    Undertakings

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on May 11, 2004.

Harrah's Entertainment, Inc.
By:	/s/ CHARLES L. ATWOOD Charles L. Atwood Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Gary W. Loveman, Stephen H. Brammell, and Scott E. Wiegand and each of them, either one of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

Signature	Title	Date

/s/ Barbara T. Alexander (Barbara T. Alexander)	Director	May 11, 2004
/s/ Frank J. Biondi, Jr. (Frank J. Biondi, Jr.)	Director	May 11, 2004
/s/ Joe M. Henson (Joe M. Henson)	Director	May 11, 2004
/s/ Ralph Horn (Ralph Horn)	Director	May 11, 2004
/s/ Gary W. Loveman (Gary W. Loveman)	Director, President and Chief Executive Officer	May 11, 2004
/s/ R. Brad Martin (R. Brad Martin)	Director	May 11, 2004

/s/ Gary G. Michael (Gary G. Michael)	Director	May 11, 2004
/s/ Robert G. Miller (Robert G. Miller)	Director	May 11, 2004
/s/ Philip G. Satre (Philip G. Satre)	Director and Chairman	May 11, 2004
/s/ Boake A. Sells (Boake A. Sells)	Director	May 11, 2004
/s/ Christopher J. Williams (Christopher J. Williams)	Director	May 11, 2004
/s/ Anthony D. McDuffie (Anthony D. McDuffie)	Vice President, Controller and Chief Accounting Officer	May 11, 2004

EXHIBIT INDEX

Exhibit No.	Description	Sequential Page No.
EX-4.1	Harrah's Entertainment, Inc. 2004 Equity Incentive Award Plan. (Incorporated by reference from the Company's Proxy Statement filed March 7, 2004, Annex B).
*EX-5	Opinion of Latham & Watkins LLP as to the legality of the securities being registered hereby.
*EX-23.1	Consent of Latham & Watkins LLP (included as part of Exhibit 5).
*EX-23.2	Consent of Deloitte & Touche LLP, independent auditors.
*EX-24	Power of Attorney (incorporated into the signature pages hereof).

*
Filed herewith.

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PART I INFORMATION REQUIRED IN SECTION 10 (A) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. Incorporation of Documents by Reference
  Item 6. Indemnification of Directors and Officers
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX